UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

TURTLE BEACH CORPORATION
(Name of Registrant as Specified in Its Charter)

THE DONERAIL GROUP LP

THE DONERAIL MASTER FUND LP

WILLIAM WYATT

HARBERT DONERAIL FUND GP LLC

DONERAIL GROUP GP LLC

HARBERT FUND ADVISORS, INC.

HARBERT MANAGEMENT CORPORATION

SCW CAPITAL, LP

SCW CAPITAL QP, LP

SCW CAPITAL MANAGEMENT, LP

TRINITY INVESTMENT GROUP, LLC

ROBERT CATHEY

TERRY JIMENEZ

KIMBERLY KREUZBERGER

KATHERINE L. SCHERPING

BRIAN STECH

MICHELLE D. WILSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Donerail Group, LP, a Delaware limited partnership (“Donerail”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes to elect its slate of six highly-qualified director nominees at the 2022 annual meeting of shareholders (the “Annual Meeting”), of Turtle Beach Corporation, a Nevada corporation (the “Company”).

On April 20, 2022, Donerail uploaded the following materials to https://ResetTurtleBeach.com:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Donerail Group, LP, a Delaware limited partnership (“Donerail Group”), together with the other participants named herein (“collectively, “Donerail”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes in connection with the 2022 annual meeting of stockholders of Turtle Beach Corporation, a Nevada corporation (the “Company”).

DONERAIL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Donerail Group, Donerail Master Fund LP, a Cayman Islands exempted limited partnership (the “Donerail Master Fund”) the Harbert Donerail Fund GP LLC, a Delaware limited liability company (“Donerail Master GP”), the Donerail Group GP LLC, a Delaware limited liability company (“Donerail Group GP”), Harbert Fund Advisors, Inc., an Alabama corporation (“HFA”), Harbert Management Corporation, an Alabama corporation (“HMC”), William Wyatt, SCW Capital, LP, a Texas limited partnership (“SCW Capital”), SCW Capital QP, LP, a Texas limited partnership (“SCW QP” and together with SCW Capital, the “SCW Funds”), SCW Capital Management, LP, a Texas limited partnership (“SCW Management”), Trinity Investment Group, LLC, a Delaware limited liability company (“Trinity”), Robert Cathey, Terry Jimenez, Kimberly Kreuzberger, Katherine L. Scherping, Brian Stech and Michelle D. Wilson.

As of the date hereof, Donerail Master Fund directly beneficially owns 833,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), including 233,000 shares of Common Stock underlying call options currently exercisable. As the general partner of Donerail Master Fund, Donerail Master GP may be deemed to beneficially own the 833,000 shares of Common Stock directly beneficially owned by Donerail Master Fund. As the investment manager of Donerail Master Fund, Donerail Group may be deemed to beneficially own the 833,000 shares of Common Stock directly beneficially owned by Donerail Master Fund. As the general partner of Donerail Group, Donerail Group GP may be deemed to beneficially own the 833,000 shares of Common Stock directly beneficially owned by Donerail Master Fund. As a “filing adviser” with supervisory control of Donerail Group, HFA may be deemed to beneficially own the 833,000 shares of Common Stock directly beneficially owned by Donerail Master Fund. As the parent of HFA and managing member of each of Donerail Group GP and Donerail Master GP, HMC may be deemed to beneficially own the 833,000 shares of Common Stock directly beneficially owned by Donerail Master Fund. As the Managing Partner of Donerail Group, which serves as the investment manager of Donerail Master Fund, Mr. Wyatt may be deemed to beneficially own the 833,000 shares of Common Stock owned directly by Donerail Master Fund. As of the date hereof, SCW Capital directly beneficially owns 366,083 shares of Common Stock. As of the date hereof, SCW QP directly beneficially owns 169,782 shares of Common Stock. As the investment manager to each of SCW Capital and SCW QP, SCW Management may be deemed to beneficially own the 535,865 shares of Common Stock beneficially owned in the aggregate by the SCW Funds. As the general partner of each of the SCW Funds and SCW Management, Trinity may be deemed to beneficially own the 535,865 shares of Common Stock beneficially owned in the aggregate by the SCW Funds. As of the date hereof, Mr. Cathey directly beneficially owns 6,000 shares of Common Stock. In addition, as the Principal of SCW Management and a Managing Member of Trinity, Mr. Cathey may be deemed to beneficially own the 535,865 shares of Common Stock beneficially owned in the aggregate by the SCW Funds. As of the date hereof, Messrs. Jimenez and Stech and Messes. Kreuzberger, Scherping and Wilson do not own beneficially or of record any securities of the Company.